Exhibit 21.1

SPAR Group, Inc.
List of Subsidiaries at December 31 2025

Owned Subsidiaries		State or Country of Incorporation
SPAR Acquisition, Inc.	100%	Nevada
SPAR Assembly & Installation, Inc. (f/k/a SPAR National Assembly Services, Inc.)	100%	Nevada
SPAR Canada Company	100%	Nova Scotia, Canada
SPAR Canada, Inc.	100%	Nevada
SPAR Field Administration, Inc.	100%	Nevada
SPAR Group International, Inc.	100%	Nevada
SPAR, Inc.	100%	Nevada
SPAR International Ltd.	100%	Cayman Islands
SPAR Marketing Force, Inc.	100%	Nevada
SPAR Merchandising & Assembly, Inc.	100%	Nevada
SPAR Trademarks, Inc.	100%	Nevada
SPAR China Ltd.	100%	China
SPAR NMS Holding, Inc. (inactive)	100%	Nevada
NMS Retail Services, ULC (inactive)	100%	Nova Scotia, Canada
Resource Plus of North Florida, Inc. (RPI")	100%	Florida
BDA Resources, LLC 1	70%	Florida
Leasex, LLC. (Operated by and with RPI)	100%	Florida
Mobex of North Florida, Inc. (Operated by and with RPI)	100%	Florida
SPAR Merchandising Romania, LTD (dissolved effective March 2025)	100%	Romania

1 RPI owns a 70% interest in BDA Resource, LLC, a Florida limited liability company.

SPAR Group, Inc.
List of Former Subsidiaries included in the Company's Financial Statements for the Periods Owned by the Company

Formerly Owned Subsidiaries		State or Country of Incorporation
National Merchandising Services, LLC[2]	51%	Nevada
SGRP Meridian Proprietary Limited ("Meridian")[3]	51%	South Africa
CMR-Meridian Proprietary Limited[4]	51%	South Africa
Bordax Retail Services (Pty) Ltd [4]	51%	South Africa
Bordax Retail Services Gauteng (Pty) Ltd [4]	51%	South Africa
SPARFACTS Australia (Pty), Ltd.[5]	51%	Australia
SPAR (Shanghai) Marketing Management Company Ltd.[6]	51%	China
Unilink7A	51%	China
SPAR DSI Human Resource Company7B	38.5%	China
SPAR TODOPROMO, SAPI, de CV8	51%	Mexico
SPAR NDS Tanitim Ve Danismanlik A.S. [9]	51%	Turkey
SPAR KROGNOS Marketing Private Limited [10]	51%	India
Preceptor Marketing Services Private Limited [10]	51%	India
SGRP Brasil Participações Ltda. ("Brazil Holdings")11A	100%	Brazil
SPAR Brasil Serviços de Merchandising e Tecnologia S.A. ("SPAR Brazil")11B	51%	Brazil
SPAR Brasil Serviços Ltda. (f/k/a New Momentum Ltda.)11C	51%	Brazil
SPAR Brasil Serviços Temporários Ltda. (f/k/a New Momentum Serviços Temporários Ltda.)11C	51%	Brazil
Plus Trade Do Brasil Prestacao De Servicos Ltda[12]	51%	Brazil
SPAR Brasil Servicos Ltda [12]	51%	Brazil
SGRP Servicos Ltda[12]	51%	Brazil
SPAR FM Japan, Inc.[13]	100%	Japan

2 The Company sold its 51% interest in this joint venture effective December 31, 2023.

3 The Company sold its 51% interest in this joint venture effective March 31, 2024

4 Owned by and being sold with Meridian.

6 The Company sold its 51% interest in this joint venture effective December 31, 2023.

7 The Company sold its 51% interest in this joint venture effective April 8, 2024

7A Owned by and being sold with SPAR (Shanghai) Marketing Management Company Ltd.

7B Inactive and being liquidated.  It is 75.5% Owned by and being sold with SPAR (Shanghai) Marketing Management Company Ltd.

8 The Company sold its 51% interest in this joint venture effective December 19, 2024

9 The Company assigned its 51% interest in this joint venture effective August 13, 2024

10 The Company sold its 51% interest in this joint venture effective August 31, 2024

11A The Company sold 100% interest in SGRP Brasil Participações Ltda. effective June 2024

11B Brazil Holdings owns 51% of SPAR Brasil Serviços de Merchandising e Tecnologia S.A. ("SPAR Brazil"), and Brazil Holdings will continue to own those interests after the Brazil Holdings Sale.

11C Brazil Holdings effectively owns slightly more than 51% of this subsidiary since SPAR Brazil owns 99% and Brazil  Holdings owns 1% of the equity in this subsidiary, and SPAR Brazil and Brazil Holdings will continue to own those equity interests after the Brazil Holdings Sale.

12 The Company believes SPAR Brazil owned and will continue to own those interest after the Brazil Holdings Sale

13 The Company sold its 51% interest in this joint venture effective August 30, 2024.